UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2012

ALTERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    The following is a description of Altera's 2012 Bonus Plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S‑K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

On February 7, 2012, the Compensation Committee of the Board of Directors of Altera Corporation ("Altera") adopted Altera's Bonus Plan for the 2012 fiscal year. The purpose of the 2012 Bonus Plan is to promote the interests of Altera and its stockholders by providing key employees with financial rewards upon achievement of specified business objectives, as well as to help Altera attract and retain key employees by providing attractive compensation opportunities linked to performance results.

Our Chief Executive Officer, Chief Financial Officer, the three other most-highly-compensated officers, as well as all other executive officers, are eligible to participate in the 2012 Bonus Plan. Bonuses payable to our CEO and other officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (collectively, the "Executive Officers"), under the 2012 Bonus Plan will be determined by the Compensation Committee.

The target and maximum 2012 Bonus Plan payouts, each of which are a percentage of base salary that may be earned by each of our Executive Officers, are as follows:

POSITION	BONUS TARGET %	BONUS MAXIMUM PAYOUT %
CEO	150.0	375.0
CFO	75.0	187.5
Senior Vice President, Strategy	60.0	150.0
Senior Vice President, Worldwide Operations and Engineering	75.0	187.5
Senior Vice President, Human Resources	60.0	150.0
Senior Vice President, Sales	75.0	187.5
Senior Vice President, General Counsel and Secretary	75.0	187.5
Senior Vice President, Military, Industrial and Computing Business Unit	60.0	150.0

The exact amount payable to an Executive Officer under the 2012 Bonus Plan will be determined at the sole discretion of the Compensation Committee. In exercising its discretion, the Compensation Committee will take into account Altera's operating income as a percentage of revenue for 2012 (the "Operating Margin Metric"), Altera's percent of revenue growth in 2012 as compared to 2011 (the "Revenue Growth Metric" and, together with the Operating Margin Metric, the "Financial Performance Metrics") and the individual Executive Officer's performance during the year. Each Financial Performance Metric will determine a Financial Performance Metric Payout Percentage (as specified in the table below) which will, in turn, determine the Bonus Plan payout percentage that may be earned by an Executive Officer.

For the purposes of determining the Operating Margin Metric, “operating income” is defined as earnings before interest and other income, interest expense, and taxes (including the expense associated with the 2012 Bonus Plan payout) divided by Net Sales.

For the purposes of determining the Operating Margin Metric and the Revenue Growth Metric, “Net Sales” is defined consistently with the convention used in Altera's reporting to the U.S. Securities and Exchange Commission.

The Compensation Committee shall have discretion to exclude significant, non-recurring items, as well as amounts attributable to Altera's non-qualified deferred compensation plan, from the calculation of the Financial Performance Metrics. Significant non-recurring transactions are defined as items that could have a material effect on the outcome of the calculated bonus, are unusual in nature and occur infrequently. For purposes of the calculation, items are deemed to have a material effect if they have a positive or negative impact on Net Sales or operating margin income of greater than 1% of net sales or $10 million for the full-year impact (net of any resulting dollar savings) of each type of unusual or infrequently occurring item (whether they occur in one or more transactions). Unusual in nature refers to those transactions or events that possess a high degree of abnormality and are of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of Altera and the industry. Infrequency of occurrence refers to events or transactions of a type that would not reasonably be expected to recur in the foreseeable future based on the nature of the company's normal operations and the industry. Examples of significant, non-recurring items that the Compensation Committee may elect to exclude from the calculation of the Financial Performance Metrics include, but are not limited to, the following: (1) restructuring charges as defined by U.S. GAAP; (2) business combinations as defined by U.S. GAAP; (3) asset impairment or discontinuation of operations recognized under U.S. GAAP; (4) earthquake, tsunami, flood, hurricane, typhoon, or fire resulting in an expense recognized under U.S. GAAP; and (5) other significant non-recurring transactions as appropriate.

A 2012 Bonus Plan payout percentage will be determined for each Executive Officer according to the following formula:

(Operating Margin Metric Payout Percentage * 60%) + (Revenue Growth Metric Payout Percentage * 40%) * Bonus Target Percentage = Bonus Plan Payout Percentage

The Bonus Plan payout percentage will be multiplied by the Executive Officer's base salary to determine a potential Bonus Plan payout. The Compensation Committee will then have the discretion to increase (up to the Bonus Plan maximum payout percentage), decrease or eliminate the actual amount payable under the 2012 Bonus Plan based on the Executive Officer's performance during the year, including his or her performance against goals that have been approved by the Compensation Committee. The Compensation Committee will have the discretion to make a Bonus Plan payout under the 2012 Bonus Plan even if the Bonus Plan payout percentage is 0%.

The Bonus Plan payout percentage will be calculated based on the following table:

Revenue Growth %	Operating Margin %	Financial Performance Metric Payout %
Less than 3	Less than 33	0
3	33	10
4	34	30
5	35	50
6	36	70
7	37	95
8	38	100
9	39	110
10	40	120
11	41	140
12	42	170
13 or higher	43 or higher	200

If the results of a Financial Performance Metric do not appear on the above table, the applicable Financial Performance Metric Payout Percentage shall be calculated on a proportional basis. For example, if 2012 operating income as a percentage of revenue is 40.5%, the Operating Margin Metric Payout Percentage will be 130%.

In evaluating the performance of the Executive Officers other than the CEO, the Compensation Committee may take into account the CEO's evaluation of whether an individual has met his or her performance goals and the CEO's subjective assessment of overall performance. In evaluating the performance of the CEO, the Compensation Committee may take into account the CEO's self-assessment as well as the assessment of the independent members of the Board of Directors. The Compensation Committee's determination as to whether individual performance goals have been met may be subjective in nature.

Payment of bonuses (if any) will be made in February or March of 2013. Bonuses normally will be paid in cash in a single lump sum.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Senior Vice President, General Counsel, and Secretary
Dated: February 10, 2012